                               SUBSCRIPTION AGREEMENT

                                 SEPTEMBER 10, 1998

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. INVESTORS IN THE SECURITIES MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH REGARD TO SUCH SECURITIES UNLESS IN COMPLIANCE WITH THE ACT.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTORS IN THE UNITS OFFERED BY THIS SUBSCRIPTION AGREEMENT SHOULD CONSIDER THE INVESTMENT TO BE SPECULATIVE AND TO INVOLVE A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN ABSORB THE POTENTIAL LOSS OF THEIR ENTIRE
INVESTMENT SHOULD PARTICIPATE.   ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD
CAREFULLY CONSIDER ALL INFORMATION WITHIN THIS SUBSCRIPTION AGREEMENT AND OBTAINED FROM THE COMPANY THAT CONCERNS THE COMPANY AND ITS BUSINESS AS WELL AS THE INFORMATION CONTAINED IN THE CONFIDENTIAL OFFERING MEMORANDUM OF THE COMPANY DATED SEPTEMBER 9, 1998, INCLUDING BUT NOT LIMITED TO, THE RISK FACTORS CONTAINED THEREIN.

     The RiceX Company, a Delaware corporation ("RiceX" or the "Company"), hereby offers and Heldomo, A.G., a Swiss corporation (the "Subscriber"), agrees to purchase, 15 Units (the "Units") at a purchase price of $100,000 per Unit for an aggregate consideration of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Offering"). Each Unit shall consist of 66,666.7 shares of the Company's Common Stock and Warrants to purchase up to 66,666.7 shares of Common Stock (for clarity, the 15 Units therefore comprising in total 1,000,000 shares of the Company's Common Stock and Warrants to purchase up to 1,000,000 shares of the Company's Common Stock.) The Warrants will expire two (2) years from the date of issuance. For the first year following the closing of the Offering, the Warrants may be exercised at $1.50 per share of Common Stock. Thereafter, the exercise price shall be $1.8125 per share of Common Stock. The holder of the Warrants shall be entitled to certain anti-dilution rights as contained in the Warrants. The Warrants shall be in substantially the same form as contained in Exhibit A. This Subscription Agreement (the "Agreement" or the "Subscription Agreement") is executed by the Subscriber in connection with the Offering. The Offering is being conducted pursuant to Regulation S promulgated under the Act. A portion of the purchase price for the Units may be used to pay commissions or finder's fees in connection with this Offering. It is agreed as follows:

                               TERMS OF THE OFFERING

1.   Offer to Subscribe; Purchase Price.

     The Subscriber hereby offers to purchase and subscribe 15 Units at the purchase price of $100,000 per Unit. The Closing shall be deemed to occur when both the Subscriber and the Company execute this Agreement (the "Closing"). Payment shall be made by delivering the purchase price by certified check, bank draft or bank transfer in same day funds, in United States Dollars, along with this Agreement and all other documents referenced herein, to Graham & James LLP (the "Trustee"), in trust for the Company, or in such other manner as may be specified by the Trustee (the "Purchase Price"). The Trustee is hereby irrevocably authorized to deliver the Purchase Price pursuant to Section 1.1.

     1.1 The Subscriber acknowledges and agrees that the Purchase Price delivered in connection herewith will be held by the Trustee until such time as the condition precedents contained in Section 5.1 are satisfied.

     1.2 Upon the satisfaction of such conditions, the Trustee will, and the Subscriber hereby irrevocably authorizes the Trustee to, at the Closing, deliver the Purchase Price, and any documents delivered to the Trustee in connection herewith, to the Company against delivery by the Company of evidence that certificates representing the Common Stock and Warrants as contemplated herein are prepared and ready to be delivered by the Company to the Subscriber. In the event that this Subscription Agreement is not accepted by the Company or the conditions referred to above are not satisfied by the Company within 30 days of the execution of this Agreement by the Subscriber, this Subscription Agreement, the Purchase Price and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber set forth on the signature page of this Subscription Agreement.

2.   Delivery.

     As soon as practicable after the Closing with respect to the Units, the Company will deliver to the Subscriber certificates representing the Common Stock and Warrants comprising the Units which certificates shall be issued in the Subscriber's name as set forth on the signature page of this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted as provided in the Company's Business Plan dated July 15, 1998, and the Confidential Offering Memorandum dated September 9, 1998, copies of which have been provided to the Subscriber.

     3.2 CORPORATE POWER. The Company has all requisite corporate power to enter into this Agreement, to sell the Units as provided herein and to carry out and perform its obligations under the terms of this Agreement.

     3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Units pursuant hereto and the performance of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the indemnification provisions of Section 6.5 and the availability of equitable remedies may be limited by applicable law. The Common Stock and Warrants comprising the Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

4. Representations and Warranties of the Subscriber; Access to Information; Independent Information; Independent Investigation.

     Except as otherwise agreed in writing and acknowledged by the Company, the Subscriber represents and warrants to and covenants with the Company, on its own behalf and on behalf of each person or entity for which the Subscriber is acting as a fiduciary, as follows:

     4.1 AUTHORITY. The Subscriber has now, and will have at the Closing, all requisite legal or other power to enter into this Agreement, to purchase the Units hereunder and to perform its obligations under the terms of this Agreement.

     4.2 AUTHORIZATION. All action on the part of the Subscriber necessary for the purchase of the Units and the performance of the Subscriber's obligations hereunder, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Subscriber, will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms.

     4.3 INVESTMENT REPRESENTATIONS. This Agreement is made with the Subscriber in reliance on the following specific representations to the Company that:

          (a) The Units purchased hereunder will be acquired for the Subscriber's own account and not with a view to the distribution of any part thereof, and the Subscriber has no present intention of selling, granting participation in, or otherwise distributing the same. If other than an individual, the Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

          (b) The Subscriber understands that the purchase of the Units represents a speculative investment, and the Subscriber is able, without impairing its financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of the Subscriber's investment. The Subscriber is aware of and has investigated the Company's business, management and financial condition, has had the opportunity to inspect the Company's facilities and has had access to such other information about the Company as the Subscriber has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Units.

          (c) The Subscriber understands, except as set forth in Section 6, that the Units will not be registered under the Act by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of the Subscriber's investment intent as expressed herein.

          (d) The Subscriber is experienced in evaluating and investing in securities of companies in the development stage and has made investments in securities other than those of the Company. The Subscriber acknowledges that by reason of its business or financial experience, it has the ability to bear the economic risk of its investment pursuant to this Agreement.

          (e) Although Impact Capital Partners Limited and West Sussex Trading, Inc. (the "Advisors") may have introduced the Subscriber to the Company, the Subscriber and the Company acknowledge and agree with the Advisors (such acknowledgments and agreements to survive the Closing), that:

               (i) the Advisors and their directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, the Company's Business Plan dated July 15, 1998 or the Confidential Offering Memorandum dated September 9, 1998 or as to whether all information concerning the Company required to be disclosed by it has generally been disclosed;

               (ii) the Advisors are entitled to rely upon the undertakings of the Subscriber contained in this Agreement and that the Subscriber will hold harmless the Advisors from any loss or damage they may suffer as a result of the Subscriber's failure to comply with such undertakings;

               (iii) the Subscriber and the Company hereby release the Advisors from any and all claims that may arise in respect of this Agreement.

     4.4 RULE 144. The Subscriber understands that the Units, the Warrants, and the Common Stock, are restricted securities within the meaning of Rule 144 under the Act; that such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, the exemption from registration under Rule 144 will not be available for at least one year, and even then will not be available unless: (i) a public trading market then exists for the Units, the Warrants and the Common Stock; (ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with, including, among other things, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold in any three-month period shall not exceed specified limitations; and that any sale of such securities may be made by the Subscriber only in limited amounts in accordance with such terms and conditions if the Subscriber is an affiliate of the Company or has held such securities less than two years.

     4.5 CONFIDENTIALITY; INDEPENDENT INVESTIGATION; ACCREDITED INVESTOR. The Subscriber will keep confidential, in accordance with the Nondisclosure Agreement executed by the Subscriber, all non-public information regarding the Company that the Subscriber receives from the Company unless disclosure of such information is compelled by a court or other administrative body.
The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned. In making its investment decision to purchase Units, the Subscriber is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement. The Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. The Subscriber is an accredited investor as defined in Rule 501 of Regulation D and by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors, has the capacity to protect its own interest in connection with this Offering.

     4.6 ECONOMIC RISK. The Subscriber understands and acknowledges that an investment in the Units involves a high degree of risk, including a possible total loss of investment. The Subscriber represents that the Subscriber is able to bear the economic risk of an investment in the Units. In making this statement, the Subscriber hereby represents and warrants that the Subscriber has adequate means of providing for the Subscriber's current needs and contingencies and the Subscriber is able to afford to hold the Units for an indefinite period.

     4.7 NO GOVERNMENT RECOMMENDATION OR APPROVAL. The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Units.

     4.8 RELIANCE ON REPRESENTATION. This Agreement is made by the Company with the Subscriber in reliance upon the Subscriber's representations and covenants made in this Section 4.

     4.9 NO REGISTRATION. The Subscriber understands that the Units have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act, which is based, in part, upon the representations of the Subscriber contained herein.

     4.10 NO PUBLIC SOLICITATION. Without conducting any independent investigation, the Subscriber knows of no public solicitation or advertisement of an offer in connection with the proposed sale of the Units.

     4.11 INVESTMENT INTENT. The Subscriber represents and warrants to the Company that the Subscriber has no present plan or intention of selling the Units, has made no predetermined arrangements to sell the Units and that the Offering, together with any subsequent resale of the Units, is not part of a plan or scheme to evade the registration provisions of the Act. The Subscriber currently has no short position in the Units, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating or substantially diminishing the risk of ownership of the Units, nor has the Subscriber engaged in any hedging transaction with respect to the Units.

     4.12 NO SALE IN VIOLATION OF THE ACT. The Subscriber further covenants that the Subscriber will not make any sale, transfer or other disposition of the Units in violation of the Act (including Regulation S), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

     4.13 NO RELIANCE ON TAX ADVICE. The Subscriber has reviewed with its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     4.14 INDEPENDENT LEGAL ADVICE. The Subscriber acknowledges that the Subscriber has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. The Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

     4.15 NOT AN AFFILIATE. The Subscriber is not an officer, director or "Affiliate" (as the term is defined in Rule 405 and Rule 501(b) of the Act) of the Company.

     4.16 INVESTMENT RISK. The Subscriber recognizes that an investment in the Units involves a high degree of risk, including those set forth in the Confidential Offering Memorandum under the caption 'Risk Factors."

     4.17 FOREIGN REPRESENTATIONS. The Subscriber represents and warrants to and covenants with the Company, on its own behalf and on behalf of each person or entity for which the Subscriber is acting as a fiduciary, as follows:

          (a) OFFSHORE TRANSACTION. The Subscriber represents and warrants to the Company that (i) neither the Subscriber nor any of the investors on whose behalf the Subscriber may purchase and hold Units is a "U.S. person" as that term is defined in Rule 902 (o) of Regulation S and the Subscriber is not an entity organized or incorporated under the laws of any foreign jurisdiction by any "U.S. person" principally for the purpose of investing in securities not registered under the Act, unless the Subscriber is or was organized or incorporated by "U.S persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts ("Institutional Investors"), and all owners of interests in such equity who are "U.S. persons" are Institutional Investors, and not natural persons, estates or trusts; (ii) the Units were not offered to the Subscriber in the United States and at the time of execution of this Agreement and of any offer to the Subscriber to purchase the Units hereunder, the Subscriber was physically outside the United States; (iii) the Subscriber is purchasing the Units for its own account and not on behalf of or for the benefit of any U.S. person and the sale and resale of the Units have not been prearranged with any buyer in the United States; (iv) the Subscriber hereby agrees that all offers and sales of the Units shall not be made except in accordance with Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and hedging transactions involving the Units may not be conducted unless in compliance with the Act. The Subscriber has not been engaged by or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to this transaction.

          (b)  NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION.
The Subscriber represents and warrants that the Company has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

5.   Conditions to Closing.

     5.1 CONDITIONS TO THE SUBSCRIBER'S OBLIGATIONS. The obligation of the Subscriber to purchase the Units is subject to the fulfillment on or prior to the Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct on the Closing.

          (b) QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and effective, or will be obtained or made in a timely manner so as to comply with the requirements of such governmental authority.

          (c) EXECUTION AND DELIVERY. The Company shall have executed and delivered the Agreement or such execution and delivery shall have been waived.

          (d) RESCISSION OF LOAN AGREEMENT. The Subscriber shall have received a true and correct copy of the executed Rescission of Loan Agreement, between the Company and Allen Simon in a form as attached as Exhibit B, relating to the rescission of Simon's exercise of an option to purchase 2,000,000 shares of Common Stock by means of a Promissory Note, and such agreement shall be in full force and effect on the date of the Closing.

          (e) CANCELLATION OF UNEXERCISED STOCK OPTIONS AGREEMENT. The Subscriber shall have received a true and correct copy of a Cancellation of Unexercised Stock Option Agreement from each director and officer of the Company with unexercised options as of the date of this Agreement, each of whom is listed on Exhibit C hereto, in the form attached as Exhibit D.

          (f) EMPLOYMENT AGREEMENT AMENDMENT. The Subscriber shall have received true and correct copies of agreements between the Company and Daniel McPeak, Patricia McPeak and Allen Simon (the "Directors") wherein the Directors agree to defer salaries for a period of ninety days in the form attached hereto as Exhibit E.

          (g)  OPINION OF COUNSEL.   The Subscriber shall have received a
written opinion (addressed to the Subscriber and dated the Closing Date) of Graham & James LLP, counsel for the Company, substantially in the form of Exhibit F hereto. The Subscriber hereby requests counsel to deliver such opinion.

     5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell and issue the Units at the Closing is subject to the fulfillment on or prior to such Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties of the Subscriber in Section 4 hereof shall be true and correct as of the Closing and the Subscriber shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

          (b) QUALIFICATIONS. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Units under this Agreement shall have been duly obtained and effective, or will be obtained or made in a timely manner so as to comply with the requirements of such governmental authority.

          (c) EXECUTION AND DELIVERY. Each of the Company and the Subscriber shall have executed and delivered the Agreement.

          (d)  PURCHASE PRICE.  The Company shall have received the Purchase
Price.

6.   Registration.

     6.1  DEFINITIONS.   As used in this Section 6:

          (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement;

          (b) The term "Registrable Securities" means: any Common Stock of the Company issued pursuant to this Agreement, any Common Stock issuable upon exercise of the Warrants or any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock;

          (c) The term "Holder" means the Subscriber or other holder of outstanding Registrable Securities who acquires such securities in accordance with Section 6.8 hereof; and

          (d) The term "Confidential Offering Memorandum" means the Company's Confidential Offering Memorandum dated September 9, 1998.

     6.2 REGISTRATION. The Company shall cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the resale thereof upon the earlier of (a) registration of any other investor's shares of Common Stock or (b) within one hundred and eighty days (180) from the exercise of the Warrants; provided, however, that each Holder shall provide all such information and materials to the Company and take all other action as may be required in order to permit the Company to comply with all applicable requirements of the Act. Such provision of information and materials by the Holders is a condition precedent to the obligations of the Company under this Agreement. The offering made pursuant to such registration shall not be underwritten. If the Company fails to have the Commission declare such registration statement effective in accordance with clauses (a) or (b) above, the Company shall be subject to a penalty (the "Penalty") of 3% per month on the total amount raised through the Unit offering to the Subscriber. The penalty shall be payable monthly to the Holders on a pro rata basis, calculated on the number of Units held by each such Holder. Any unnecessary delay caused by the Holder's failure to provide the necessary information to file such registration statement shall not be counted for purposes of the Penalty.

     6.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 6; including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, accounting fees incidental to or required by such registration, shall be borne by the Company.

     6.4 REGISTRATION PROCEDURES. In the case of the registration, qualification or compliance effected by the Company pursuant to this Section 6, the Company will keep each Holder participating therein advised in writing as to the initiation of the registration, qualification and compliance and as to the completion thereof. The Company, at its expense, will furnish such number of prospectuses and other documents incident thereto as a Holder participating in such registration from time to time may reasonably request.

     6.5  INDEMNIFICATION.

          (a) To the extent permitted by law, the Company will indemnify each Holder (and each officer, director and controlling person of such Holder) with respect to which registration, qualification or compliance has been effected pursuant to this Section 6, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Act and each other such Holder and each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document provided by the Holder to the Company for purposes of such registration, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if Holder fails to provide such information known by the Holder at the time of registration, and will reimburse the Company and such Holders and directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Section 6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, if such counsel is other than counsel named herein, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall, if such failure is prejudicial to the Indemnifying Party's ability to defend such action, relieve the Indemnifying Party of its obligations under this Section 6, but not of any obligation arising apart from this Section 6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.5, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6.5.

     6.6 INFORMATION BY HOLDER. The Holders whose securities are included in any registration shall furnish in writing to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6. The Company's obligations under this Section 6 are conditioned upon compliance by such persons with the provisions of this Section 6.6.

     6.7 SALE WITHOUT REGISTRATION. The Holder of each certificate representing securities of the Company required to bear the legend in substantially the form set forth in

Section 9.1 hereof (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this Section 6.7. Prior to any proposed transfer of any Registrable Securities, which have not been registered under the Act, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, accompanied by:
(a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Act; and (b) if requested by the Company, a written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Act.

     6.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under Section 6.2 may be assigned by the Subscriber to a transferee or assignee of any portion of the Registrable Securities (as adjusted for stock splits and the like), held by the Subscriber, provided that such transfer may otherwise be effected in accordance with applicable securities laws and provided further that the Company is given written notice of any such transfer within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

7.   Price Protection.

     In the event that the Company, within two years from the date of this Agreement, issues shares of Common Stock (or options or warrants to purchase shares of Common Stock) for a consideration per share (or exercise price) less than $1.50 ("Lower Price"), the Company shall issue new shares of Common Stock ("New Shares") to the Subscriber sufficient to reduce its average purchase price to the Lower Price and the exercise price of the Warrants shall be reduced to the Lower Price (the "Price Protection"). The issuance of the New Shares by the Company shall be accounted for as fully paid and non-assessable and issued as of the date hereof.

8.   Resales.

     The Subscriber acknowledges and agrees that the Units, the Warrants (including the shares of Common Stock to be issued upon exercise of the Warrants (the "Underlying Common")) and the Common Stock may only be resold pursuant to a Registration Statement under the Act or pursuant to an exemption from registration under the Act.

9.   Legends; Subsequent Transfer of Securities.

     9.1 LEGENDS. The Subscriber agrees that the certificate(s) representing the Common Stock shall bear the legend set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law, including, without limitation, Regulation S.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES

          LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     9.2 TRANSFERS. The Subscriber agrees that the Company may instruct the transfer agent for the Units to not register the transfer of the Warrants (including the Underlying Common) or Common Stock unless the restrictions referenced in the foregoing legends have been satisfied.

10.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a federal or state court sitting in the State of California.

11.  Entire Agreement; Amendment.

     This Agreement and the documents referenced hereunder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof; and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.  Notices, Etc.

     Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two-day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

13.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

14.  Severability.

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreementto any party.

15.  Titles and Subtitles.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     The undersigned Subscriber acknowledges that this Subscription Agreement shall not be effective unless accepted by the Company as indicated below.

     The Subscriber hereby subscribes for 15 Units for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000.00) and pays herewith, by certified check, bank draft or bank transfer in same day funds, the amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000).

Dated this 10th day of September 1998.


HELDOMO, A.G.


BY:    /s/ Dr. Jur. Hans Rudolf Barth
     -----------------------------------
     Dr. Barth, Director

Address:  12, Baarer Strasse
          6300 Zug, Switzerland
          Telephone:  41-41-729-1500; Facsimile: 41-41-729-1515

Place of Execution: Zug, Switzerland


     THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 10th DAY OF SEPTEMBER 1998.

          THE RICEX COMPANY

          By:          /s/ Allen J. Simon
                     --------------------

          Print Name:    Allen J. Simon
                         --------------

          Title:         Chief Executive Officer
                         -----------------------

          Address:   1241 Hawk's Flight Court
                     El Dorado Hills, California 95762
                     Telephone:  (916) 933-3000; Facsimile:  (916) 933-3232